EXHIBIT 10.7

FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT (this “First Amendment”) is made as of September 20, 2017, by and between the University of Pittsburgh – Of the Commonwealth System of Higher Education, a non-profit corporation organized and existing under the laws of the Commonwealth of Pennsylvania (“University”) and Immune Ventures, LLC (“Licensee”).

WHEREAS, University and Licensee have previously entered into an Exclusive License Agreement with effective date of June 26, 2017 (the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Exclusive License. Section 8.2 of the Agreement is hereby deleted in its entirety and replaced as follows:

“Licensee shall obtain and carry in full force and effect liability insurance which shall protect Licensee and University in regard to events covered by Section 8.1 above, as provided below:

	COVERAGE	LIMITS

(a)	Commercial General Liability, including, but not limited to,	$1,000,000 Combined Single Limits for Bodily Injury
	Products, Contractual, Fire, Legal and Personal Injury	and Property Damage

(b)	Products Liability	$5,000,000 upon first use of Licensed Technology in humans or first commercial sale, whichever is earlier.

The University of Pittsburgh is to be named as an additional insured with respect to insurance policies identified in Sections 8.2(a) and 8.2(b) above. Certificates of insurance evidencing the coverage required above shall be filed with University’s Innovation Institute, 1st Floor Gardner Steel Conference Center, 130 Thackeray Avenue, Pittsburgh, PA 15260, no later than ten (10) days after execution of this Agreement and on or before July 1 of each subsequent year during the Term of this Agreement. Such certificates shall provide that the insurer will give University not less than thirty (30) days advance written notice of any material changes in or cancellation of coverage.”

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2. Miscellaneous.

(a)	Except as specifically amended above, all terms of the Agreement shall remain in full force and effect. To the extent that there are any inconsistencies between the terms of the Agreement and the terms of this First Amendment, the terms of this First Amendment shall prevail in effect.

(b)	The parties acknowledge that this First Amendment and the Agreement set forth the entire understanding and intentions of the parties hereto as to the subject matter hereof and supersedes all previous understandings between the parties, written or oral, regarding such subject matter.

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IN WITNESS WHEREOF, the parties represent and warrant that each has the authority to bind the party to this Agreement and hereto have executed this First Amendment as of the date first written above.

UNIVERSITY OF PITTSBURGH – OF THE COMMONWEALTH SYSTEM OF HIGHER EDUCATION

By:	/s/ Evan Facher
Evan Facher, Ph.D., MBA
Interim Director
University of Pittsburgh Innovation Institute

IMMUNE VENTURES, LLC

By:	/s/ RJ Tesi
RJ Tesi
President and CEO

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